Exhibit 99.3

February 9, 2015

Presentation Script

The following script should be read in conjunction with the accompanying slide presentation, which contains, among other information, source data for certain information set forth in the script.

Thank you for joining us today. We’ll start with our two most recent announcements: our acquisition of UX Specialized Logistics, and the $400 million of high-yield bonds that we placed last week. Then we’ll introduce you to our company and our differentiated supply chain offering. We’ll explain the strategy that has driven XPO’s 30% revenue CAGR quarter-over-quarter for the first 36 months of our growth strategy. And we’ll give you a look at our pre-released fourth quarter 2014 financial results, which exceeded expectations.

First, our acquisition of UX. UX is a non-asset, third-party logistics company that specializes in the same kinds of last mile logistics that we do. They facilitate the home delivery and installation of heavy goods, where we’re already number one in North America. They also have a same-day service component. It’s a very established business, founded in 1978, with an intense service culture and about 700 employees. Substantially all of them have joined XPO, including the management team.

UX serves a strong and growing base of blue chip customers on both sides of retailing – the traditional bricks-and-mortar storefront chains and the e-commerce companies. That’s one of the things that attracted us to this acquisition, because at XPO, we also have a high-growth business with retailers and e-tailers. UX adds more density to our e-commerce footprint. And we gain another 1,600 contracted carriers and installers for our over-the-road capacity.

UX has long-term relationships with customers who have a strong demand for the other transportation and logistics services we provide, including intermodal, truck brokerage, expedited and contract logistics. These customers are mostly high-volume shippers with nationwide markets – so the fact that we offer more reach, and capacity, and technology is a big deal. We see a huge opportunity to expand these long-term relationships through the cross-selling of our services.

We bought UX for a purchase price of $59 million on a cash free, debt free basis, at a multiple of about seven times 2014 adjusted EBITDA of $8.2 million. UX had revenue of approximately $113 million for 2014 and, for the five years prior to acquisition, increased revenue at a compound annual growth rate of 19%. We expect the acquisition to be immediately accretive to earnings before the benefits of cross-selling and other synergies.

Now our next news, the senior notes. Last week, we pre-funded our expected growth by issuing $400 million of high-yield bonds. This follows the $700 million equity investment by three highly regarded institutional investors in September: Public Sector Pension Investment Board (PSP Investments), GIC, which is Singapore’s sovereign wealth fund, and Ontario Teachers’ Pension Plan (OTPP). We believe that these capital raises are strong endorsements of our plan for value creation.

We have approximately $1.5 billion in capital available to execute on the attractive backlog in our acquisition pipeline. This includes approximately $1 billion in cash following the closing of the high-yield bond issuance, and our asset-backed loan facility, which is currently undrawn. It keeps us right on track to achieve our 2017 financial targets of approximately $9 billion of revenue and $575 million of EBITDA.

Now we’d like to tell you more about our company and our three-part strategy for growth.

We took control of XPO Logistics in September of 2011 with the objective of building a world-class transportation logistics company under the new XPO Logistics brand. Today, we’re one of the largest and the fastest-growing logistics companies in North America.

We took our freight brokerage division from a single location to the third largest brokerage firm in three years. We’re the largest provider of last-mile logistics for heavy goods, the largest manager of expedited shipments, the third largest provider of domestic intermodal services, and a leading provider of highly engineered contract logistics, with growing positions in managed transportation, freight forwarding and less-than-truckload brokerage. And we have a leading position in cross-border Mexico intermodal, where demand is booming due to the manufacturing trend toward near-shoring.

We’ve instilled a high-octane, performance-driven culture focused on delivering world-class service to customers. Our sales and operations people know how to deal with customers on a professional basis. They understand our goal of zero service failures. We see an opportunity to differentiate XPO on the basis of phenomenal customer service in each of our lines of business.

We grew our headcount from barely 200 employees in late 2011 to approximately 11,500 today. We developed cutting-edge recruiting, training and onboarding programs. And we introduced a scalable IT platform, with three major upgrades and enhancements every few weeks.

Our trajectory is being driven by the three-part strategy for growth we established when we started XPO. Our strategy is to:

•	Acquire attractive companies that bring value and are highly scalable;

•	Optimize our existing operations with vigorous recruitment and training programs and state-of-the-art IT; and

•	Open cold-starts in locations where we can hire a large number of qualified salespeople to drive returns.

Let’s take a look at each part of our strategy in more detail.

Part one is acquisitions. We’ve completed 14 acquisitions to date, including UX. And our acquisition program is going strong – we looked at over 1,000 prospects in the last three years, and we’ve refined that list to the most attractive companies. These are primarily companies in our existing lines of business, including contract logistics, last mile logistics and freight brokerage. Many are eager to join XPO. They like our energy – they know we’re going places.

When we look at a potential acquisition, it’s more than just a financial transaction. We’re being very disciplined about seeking out strategically sound acquisitions that align with our core competencies. We ask ourselves, what special value does this company bring to the table? How does it fit into XPO? Is this an operation that we can grow to many times its current size? Will the employees be exceptional additions to our organization? And most important, is it a service that our customers need and want?

We’ve added capabilities in intermodal, contract logistics, last mile, refrigerated, expedited air charter and management transportation through acquisitions. Our purchases of Turbo, Kelron, Covered Logistics, 3PD, Pacer, ACL, New Breed and UX increased our penetration with Fortune 500 companies. Each transaction brought us more carriers, customers and expertise, as well as more real-time visibility into the ebb and flow of pricing in various transportation lanes. These are resources that our salespeople use company-wide to cover loads more effectively.

In addition, our acquired operations cross-sell the services of our other divisions, and we offer the acquired services to our broader XPO customer base. Our cross-selling efforts are gaining a lot of traction. We’re in a strong position to leverage an important industry trend: many customers, particularly large shippers, want to winnow down their relationships to fewer, larger 3PLs – like XPO – that have deep capacity across a range of services.

One good example of our synergistic-rich business model is our acquisition of New Breed Logistics in September of 2014. This was a transformational transaction for us. It made XPO a preeminent U.S. provider of technology-enabled contract logistics for blue chip customers. And it gave us critical mass, more than tripling our headcount to well over 10,000 employees, with a footprint of nearly 200 locations.

Contract logistics is a broad term that refers to the outsourcing of warehousing, distribution and other inventory management responsibilities to a third-party provider. It can include storing, distributing and transporting raw materials, finished goods and spare parts, reverse logistics, and value-added services such as supply chain consultation and production flow management.

We now operate in the top echelon of this space under the strong leadership of CEO Louis DeJoy, who built New Breed and heads up our contract logistics business. Mr. DeJoy used $30 million of proceeds from the transaction to purchase XPO restricted stock.

There were a number of compelling reasons for the acquisition:

•	We gained world-class contract logistics operations that are entrusted with critical services by some of the most prestigious corporate names in America. These customers produce premium, high-value products, often with complex supply chain requirements, and they’re concentrated in sectors with high-growth outsourcing opportunities. This is the most desirable sector of contract logistics – customized, high value-added services with low cyclicality and strong contractual revenue renewal rates. New Breed’s revenue renewal rate for the three years prior to the acquisition was approximately 99%.

•	The business model is non-asset based, with a high return on capital. For the full year 2013, New Breed’s return on invested capital was approximately 38% and its capex was 4.2% of revenue, devoted largely to IT.

•	For the 10 years prior to acquisition, New Breed increased revenue at a compound annual growth rate of 16%, driven by attractive verticals such as technology/telecom, retail/e-commerce, aerospace and defense, medical equipment and select areas of manufacturing.

•	The combination has created significant cross-selling opportunities with former New Breed customers who can use our truck brokerage, intermodal, expedite, last mile and freight forwarding services as customers of XPO. There are also tens of thousands of vendors that move freight in and out of our contract logistics facilities, and are candidates for our services. In addition, many of our strategic accounts can utilize the complex contract logistics we now offer, such as omni-channel distribution, reverse logistics, lean manufacturing support, aftermarket support, supply chain optimization and transportation management.

•	The acquisition doubled our XPO IT workforce to more than 600 talented IT professionals focused on new ways to serve our customers.

We bought New Breed for $615 million in cash on a cash free, debt free basis. The value of the transaction represented a consideration of approximately 8.0 times adjusted EBITDA. New Breed had revenue of approximately $597 million for the trailing 12 months ended June 30, 2014. We financed the acquisition and related fees and expenses with the proceeds from our August 2014 private placement of $500 million of senior notes and available cash on hand.

Another notable acquisition was NLM, the leader in online expedited management. When we bought NLM in December of 2013, it gave us the entry we sought into managed transportation. We rebranded the business as XPO NLM and integrated it into our expedited transportation group. Now our expedited group manages more shipments in the $5 billion expedite sector than any other 3PL in North America.

Currently, XPO NLM manages approximately three quarters of a billion dollars of gross transportation spend with a staff of 123 people. Our entire expedited group – XPO Express (formerly Express-1), XPO NLM, XPO Air Charter and our Gainesville, Ga., expedited office – goes to market as one synergistic service offering.

Last mile logistics is another highly desirable industry space where we’ve established a leadership position. Last mile is a major beneficiary of the growth in e-commerce, which is expected to continue to show robust expansion for the foreseeable future. It’s a platform we can grow both organically and through further acquisitions – we have an active pipeline of last mile targets.

In August of 2013, we established our foothold in last mile by acquiring 3PD – the largest provider of last mile logistics for heavy goods home delivery in North America. Heavy goods home delivery is a $13 billion sector of last mile that’s growing at five to six times GDP. Then we built on 3PD with the purchase and integration of three highly scalable last mile businesses: Optima Service Solutions, ACL and UX. Today, these operations are all part of XPO Last Mile, which facilitates approximately eight million last-mile deliveries a year.

In March of 2014, we acquired the billion-dollar Pacer business and gained instant scale in the intermodal market as the third largest provider in North America. Intermodal is a dynamic, $15 billion sector that’s growing at three to five times GDP. It’s a huge opportunity for us. Many shippers are discovering that they can use intermodal to lower their transportation costs for freight that travels at least 600 miles, in part because rail can be up to three times more fuel-efficient than truck for long-haul freight. In addition, intermodal transit time can be very competitive with trucking, particularly with cross-border freight movements, because trains don’t stop at the border. Currently, more than a third of our over-the-road freight movements travel more than 600 miles – that makes many of them ripe for conversion to intermodal.

Our acquisition of Pacer gave us access to 60,000 miles of network rail routes and decades-deep relationships with the rails. The transaction added about a billion dollars of revenue, 31 locations and approximately 800 employees to XPO. Our opportunity in Mexico is particularly exciting: we have a leading position in cross-border intermodal with the benefit of 30 years of Pacer experience in Mexico. It’s estimated that approximately 2.8 million trucks move cross-border each year, so there’s a large potential universe for conversion to rail. Cross-border freight movements are likely to grow significantly as the billions of dollars invested by manufacturers in Mexican plant construction trigger a tidal wave of goods directed to the U.S. market.

Strong growth in cross-border intermodal demand is being driven by a shift to near-shoring by manufacturers. There are a lot of factors driving this secular trend. Mexico offers a competitively-priced labor force and greater speed-to-market than overseas locales such as China. The labor pool of inexpensive workers in China has diminished as the middle class has emerged, and under China’s Employment Promotion Plan, the minimum wage is planned to increase by at least 13% through 2015. Regulatory expenses, tax implications and sub-standard intellectual property rights, relative to Mexico, have begun to further alter the cost differential between China and Mexico, making China a less attractive option for manufacturers. In addition, the railroads and the Mexican government have invested billions of dollars in the country’s transportation infrastructure.

The 1989 Maquila Decree and the trend toward just-in-time (JIT) inventory further bolster the attractiveness of Mexico as a manufacturing contender. The Maquila Decree allows for the temporary importation of foreign merchandise into Mexico for assembly, manufacturing or repair prior to export almost tax-free. The trend toward JIT and lean production makes Mexico very attractive in terms of speed to market. For example, a shipment from Shanghai to Dallas via a combination of ocean and truck takes an average of 19 days. The same shipment, via a combination of rail and truck from Mexico to Dallas, takes only three days. Likewise, a 19-day freight movement from Shanghai to New York City becomes a seven-day movement when shipped via intermodal from Mexico.

For all these reasons, Mexico is fast becoming the site of choice for many U.S. manufacturers, as well as companies from other countries with North American market interests. And it’s not just automotive – Mexico’s share of global production is rising across a range of industrial goods, machinery and consumer goods, including furniture, plastics and packaged commodities. According to The Offshore Group, companies are investing billions of dollars in Mexican production capacity at a rate that would cause Mexico to surpass China as America’s top trading partner by 2019. This projected growth would serve XPO well because of our predominant intermodal position in Mexico. As large as the cross-border opportunity is for us today, it may be small in relation to future demand.

In addition to Mexico and the broader industry growth in North America, the Pacer acquisition delivered significant cost synergies in technology, real estate, sales and administrative functions, public company costs and duplicative personnel. The $15 million of cost synergies we targeted – triple our original projection – are largely realized.

The integration of Pacer went very well and is largely complete. We moved quickly to implement our plan to reverse the losses of Pacer’s logistics business. We closed or consolidated 16 offices and retained 10 operations as part of our XPO Global Logistics freight forwarding group. And we put the former Pacer truck brokerage business under the leadership of Josh Allen, who’s one of our standout regional VPs. The brokerage operations have been fully integrated into XPO. We moved the operations onto our proprietary Freight Optimizer technology, which allows the team to serve customers better and price loads more effectively. They can do their job faster on our more user-friendly system, with access to our more than 28,000 carrier relationships.

We put our intermodal operations under the leadership of Paul Smith, who had been Pacer’s vice president of network management. With Pacer, Paul was responsible for optimizing all aspects of the intermodal network, including capacity flow and asset management, market-based pricing, and capacity planning for rail relationships. His experience is a valuable resource in driving the performance and growth of our intermodal network.

Our intermodal team is doing a very good job of meeting shipper requirements in a market that’s still affected by rail congestion. We’ve made significant gains in customer satisfaction and proprietary IT development, including the development of our new Rail Optimizer system, currently in beta test.

That’s part one of our growth strategy. Part two is scale and optimization.

The importance of scale starts with our industry fundamentals. The transportation logistics industry in the United States alone is about a trillion dollars annually. Over-the-road trucking is about $350 billion of that spend, with an estimated 15% penetration rate by brokers. This equates to a $50 billion opportunity that’s growing at about two to three times GDP. Currently, we have more than 15,000 customers, primarily in manufacturing, industrial, retail, technology, aerospace, commercial, life sciences and governmental accounts – yet we serve less than 2% of the addressable market.

One thing that’s likely to drive increased penetration is an outsourcing trend with both shippers and carriers. It makes economic sense for carriers to find loads through brokers instead of carrying the costs of an internal sales team. And shippers – including those with direct carrier relationships – are increasingly seeing the advantages of 3PL relationships that solve more than just one or two of their transportation needs. We’ve positioned our company to benefit from this long-term trend. We’re building XPO not just for the $50 billion that’s going through brokers right now, but for the $300 billion that’s currently going direct from shippers to carriers.

In addition to being large and growing, our industry is highly fragmented. There are more than 10,000 licensed brokers in the U.S., but only about 25 brokerage firms with more than $200 million in revenue. Fragmentation gives us a dual benefit: it supports the acquisition leg of our strategy, and creates a competitive advantage for XPO as one of the largest brokerage firms in North America.

We’re working diligently to raise our profile in front of every prospective customer in the transportation space. We’ve identified the 2,000 largest shippers in North America as strategic account targets. The next largest 5,000 shippers are our national account targets. In addition, there are hundreds of thousands of small and medium-sized customers who can use our services. Our branch network reaches out to them every day.

We see great growth potential in strategic accounts. In 2013, we launched a dedicated team of strategic account managers, each with deep industry experience and a successful track record with large shippers. They’re very attentive to the nuances of the needs of large shippers. The team includes a number of high-profile industry veterans, including Greg Ritter, Dennis McCaffrey, Jim Commiskey and Jeff Battle.

Greg was previously president of Knight Brokerage, and before that he was with C.H. Robinson for 22 years. Dennis has 20 years in the industry, and most recently ran the outside sales organization for our expedited transportation group. Jim came to us from Pacer; he has more than 20 years of transportation experience, including management positions with UPS and Menlo Worldwide. And Jeff is one of the key executives who led the growth of Turbo Logistics over the last two decades.

Our strategic accounts group is ramping up very quickly, and we’re getting a good reception from large shippers. Some of this is because XPO’s profile is much higher now than a year or two ago. We’ve also shown a strong commitment to growing our capacity, which is important to shippers given the driver shortage. Our drayage, expedited and last mile subsidiaries have more than 4,900 owner-operator trucks under contract. And our capacity procurement hubs in Charlotte, Chicago and Atlanta manage relationships with an additional 28,000 carriers, representing capacity of approximately 700,000 trucks on the road.

In a short time, we’ve had a lot of success cross-selling multi-modal services. We’re already generating revenue from multiple lines of business with 36 of our top 50 customers – and 18 of those 36 customers are using three or more of our services. Last year, we completed two major rebrandings that support these efforts: our over-the-road Express-1 expedited business is now XPO Express, and our former 3PD division is now XPO Last Mile. This furthers our strategy of serving customers as a single portfolio of supply chain services under the XPO brand.

Beyond strategic accounts, we’re focused on leveraging our broader multi-modal offering with customers of all sizes, both new business and existing accounts. We’re doing this in a disciplined and organized manner – all of our salespeople are on salesforce.com, and we’ve assigned a single point of contact for each customer. We have a compelling value proposition: we offer integrated, end-to-end logistics solutions for any shipper, of any size, with any combination of transportation needs.

Less-than-truckload is another revenue stream that’s on our doorstep. LTL is a $32 billion industry sector. Currently, less than $25 million of our company’s annual revenue comes from LTL – yet almost all of our full truckload customers ship LTL freight. Our acquisition of Interide in 2013 brought us a lot of LTL expertise, as well as an LTL technology platform that we’ve rolled out in all of our sales offices. We combined Interide’s carriers with our own network, and are getting better LTL rates as a result. We’re excited about the magnitude of the LTL opportunity.

Our experience tells us that the common denominator across all areas of logistics is that customers want results. Our company’s roots are in expedited transportation, which requires picking up and delivering freight very quickly, with a goal of zero service failures. Our expedite business dates back more than 20 years – so a do-or-die mindset of meeting customer needs is embedded in our DNA.

Anything less than stellar service is not an option for us. Customers want on-time pickup and delivery. They want their goods to arrive safely. If a problem does occur, they want to know about it right away and they want to see a solution. If you walk into one of our branch offices, you’ll see that our people are trained to be professional, efficient and on top of things.

One of the ways we empower our employees to deliver world-class service is through our information technology. We believe that our technology is the ultimate differentiator in our industry. We have an IT team of over 600 talented professionals that focuses solely on driving innovation and the effectiveness of our systems. We design our systems to make sure they can accommodate huge scale and complex automation. They create the discipline that helps us manage rapid growth.

Here are some examples of our intense focus on innovation. In our freight brokerage business, we’ve developed a proprietary software platform that provides actionable pricing information as well as timely access to carrier capacity. In our last mile business, we use industry-leading, proprietary software for real-time workflow visibility and customer experience management. This patented technology is a strong competitive advantage in the last mile space, in that it documents our ability to deliver superior end-customer satisfaction ratings. It also allows us to move quickly to address any sub-par carrier performance.

In 2014, our acquisition of New Breed gained us additional proprietary technology – a sophisticated platform that supports contract logistics solutions for large customers with complex supply chain requirements. This software is used for omni-channel distribution, reverse logistics, lean manufacturing support, aftermarket support, supply chain optimization and transportation management.

We have over 200 IT projects currently planned for launch this year, including the release of a proprietary Rail Optimizer system for our Intermodal business, currently in beta test. Rail Optimizer is designed to benefit our customers by integrating our control over all aspects of the intermodal logistics process, including freight management and execution with our rail providers, container management and market-based pricing.

Technology represents one of our largest capex investment categories. It reflects our belief that the ongoing enhancement of our technology platforms is critical to our ability to continually improve service to our customers and leverage our scale. We expect to invest approximately $125 million in IT in 2015.

This brings us to the third part of our strategy, and an equally important one: cold-starts.

We have a nationwide cold-start program underway with 23 locations operating under experienced leadership: 12 in freight brokerage, 10 in freight forwarding and one in expedite. Talent is the most important factor for cold-starts – both leadership and sales talent. We seek to locate our branches in prime areas for recruitment.

Our brokerage cold-starts are on an annual revenue run rate of approximately $250 million after being open less than two years on average. Twelve months ago, the run rate was just $120 million, so these cold-starts are on a strong trajectory, and we’ll continue to grow them fast.

The amount of start-up capital per cold-start is relatively slim: generally a million dollars or less. And there’s a large component of variable-based incentive compensation – so cold-starts of any size can generate extremely high returns on invested capital.

That sums up our growth strategy: acquisitions, scale and optimization, and cold-starts. Now it comes down to operational excellence, execution and management. So let’s spend a few minutes on our senior management team.

Our CEO, Brad Jacobs, started four highly successful companies from scratch prior to XPO Logistics, and built each of those companies into a billion or multi-billion dollar enterprise. Brad and the management teams he led created dramatic shareholder value. In the process, they completed nearly 500 acquisitions and opened approximately 250 cold-starts.

The two most recent companies Brad led were United Waste Systems, which he built into the fifth largest solid waste management company in North America, and United Rentals, which he grew to be the largest construction equipment rental company in the world. From 1992, when Brad took United Waste public, to 1997, when he sold it for $2.5 billion to Waste Management, the earnings compounded at about 55% CAGR and the stock price outperformed the S&P 500 by 5.6 times. At United Rentals, over the 10 years he led the company, United Rentals stock outperformed the Index by 2.2 times.

Brad spent the better part of his first year with XPO assembling a team whose collective skill set is the perfect fit for our company’s ambitious growth strategy. For a competitor to successfully copy our business plan, it would need the deep bench of talent that we have – not just at the senior executive level, but in every key position. Here are just a few examples of our talent:

Troy Cooper is our chief operating officer. Troy’s been instrumental in helping our company realize its growth strategy from the earliest days of XPO Logistics, with senior positions in operations and finance. Prior to XPO, as a vice president for United Rentals, Inc. under CEO Brad Jacobs, he helped to integrate over 200 acquisitions in the United States, Canada and Mexico. For United Waste Systems, Inc., he worked with Brad to build an integrated organization of 86 collection companies and 119 facilities in 25 states. Earlier, Troy was with OSI Specialties, Inc. (formerly a division of Union Carbide, Inc.).

John Hardig, our chief financial officer, has been a significant presence in the transportation industry for nearly two decades. Before joining XPO, John was a managing director in the Transportation & Logistics group at Stifel Nicolaus Weisel, and an investment banker in the Transportation and Telecom groups at Alex. Brown and Sons. Over the course of his career, he has completed over 60 M&A transactions and his teams have raised billions of dollars of capital for many of the industry’s leading logistics companies, including IPOs for C.H. Robinson and Hub Group, and follow-ons for Forward Air, Inc., Heartland Express, Inc. and Knight Transportation, Inc.

Scott Malat is our chief strategy officer. Scott’s responsible for our company’s strategy and capital structure, analyzing potential acquisition opportunities, and managing our technology organization. Prior to joining XPO, he was the senior transportation analyst covering air, rail, trucking and shipping at Goldman Sachs. Earlier he was an analyst with UBS, and served as an internal strategy manager with JPMorgan Chase, where he worked with several of the bank’s business units. As a global advisor for The Sharma Group, he focused on M&A opportunities.

Gordon Devens is XPO’s general counsel, responsible for executing our acquisition strategy as well as all corporate legal matters, governance and compliance, and legal interests relating to the company’s growth initiatives. Gordon is more than just a talented corporate lawyer. After working at Skadden, Arps, he spent 15 years with AutoNation, where he was associate general counsel, and later led AutoNation’s deal team. Gordon has completed over 250 M&A transactions during his career, and he brings that experience to XPO’s growth strategy.

Mario Harik is our chief information officer. He was previously the CIO at Oakleaf Waste Management, a logistics provider that was sold in 2011. Mario has been tapped over the years by Fortune 100 companies for his expertise in building comprehensive IT organizations and proprietary platforms, similar to what we’re doing here at XPO. He’s put together a superstar team that is using technology in innovative ways that tie directly to customer service. They’ve accomplished a huge amount in a short period of time.

Dave Rowe is our chief technology officer. Dave is responsible for infrastructure services, operating platforms and integration of XPO’s acquisitions. He has 23 years of senior technology experience, including positions as chief technology officer for Echo Global Logistics and chief information officer for Equis/United Group Limited (now UGL Limited), in charge of North American systems. For Echo, Dave led the design and development of Echo’s information systems for customer and carrier services, and integrated 11 acquisitions.

Julie Luna is our chief commercial officer. Julie has over 25 years of industry experience – she was the executive vice president of sales and marketing for Pacer’s intermodal business when we acquired it. Prior to Pacer, Julie held senior positions in sales and marketing and national account management over 23 years with Union Pacific Railroad. As UP’s vice president and general manager for its automotive business, she led a $1.2 billion business focused on transporting automotive vehicles and parts.

On the carrier side, Lou Amo is our vice president–operational initiatives. Lou has 16 years of transportation and carrier management experience. He leads XPO’s strategic initiatives for carrier management and procurement in our truck brokerage operations. Lou first joined XPO as vice president–procurement and operations, and before that he was director of transportation for Electrolux Major Appliances North America. Earlier, he held senior positions with Union Pacific Corporation, Odyssey Logistics & Technology Corporation, and SABIC Innovative Plastics Holding BV (formerly GE Plastics).

Taken in its entirety, our organization is unique in the industry because it includes top talent from virtually every other major 3PL in North America. Not only do we have deep bench strength, we have a rich diversity of industry experience. We’ve assembled some of the most energetic thinkers in logistics.

Moving on to the financial picture: we preannounced that we exceeded our year-end 2014 targets for an annual revenue run rate of at least $3 billion and an EBITDA run rate of at least $150 million. Specifically, we preannounced that we expect our fourth quarter revenue to be in the range of $825 million to $835 million, which more than triples our revenue from a year ago. And we expect our fourth quarter 2014 adjusted EBITDA to be in the range of $39 million to $42 million. Our finalized results for the fourth quarter will be reported next week.

Finally, it’s worth noting that XPO management owns approximately 22% of the company’s fully diluted shares, based on the SEC beneficial ownership rules. Our interests are entirely aligned with our public shareholders to create substantial long-term value.

So to sum it up: We’ve built a range of technology-based supply chain services that has grabbed the attention of shippers in North America. We’ve established leading positions in some of the fastest-growing areas of transportation – truck brokerage, intermodal, last mile and expedited – and we’re capitalizing on the major trends in our operating environments. We’re getting bigger, faster and more efficient in the way we run our brokerage operations. Our brokerage cold-start revenue is ramping up quickly. We see significant growth ahead in intermodal across North America, including cross-border Mexico. We’re growing our industry-leading position in expedite with our integrated ground, air and managed transportation offering. We’re expanding our last mile presence in exactly the right way to capture the burgeoning demand from e-commerce growth. We’re now a leader in highly engineered contract logistics. Our acquired operations are performing well. We’re driving strong organic growth company-wide. And our intense commitment to world-class service is now reflected across the industry’s most comprehensive range of supply chain solutions.

We’re proud that we’ve delivered on every target we’ve announced since implementing our strategy in 2011. As we look ahead, we see a clear path to grow the business far beyond our accomplishments to date. We’re excited about the future for our company and our customers!

Thank you for your interest.

Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include those discussed in XPO’s filings with the SEC and the following: economic conditions generally; competition; XPO’s ability to find suitable acquisition candidates and execute its acquisition strategy; the expected impact of the acquisitions, including the expected impact on XPO’s results of operations; the ability to realize anticipated synergies and cost savings with respect to acquired companies; XPO’s ability to raise debt and equity capital; XPO’s ability to attract and retain key employees to execute its growth strategy, including acquired companies’ management teams; litigation, including litigation related to alleged misclassification of independent contractors; the ability to develop and implement a suitable information technology system; the ability to maintain positive relationships with XPO’s networks of third-party transportation providers; the ability to retain XPO’s and acquired companies’ largest customers; XPO’s ability to successfully integrate UX Specialized Logistics and other acquired businesses; rail and other network changes; weather and other service disruptions; and governmental regulation. All forward-looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO or its businesses or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and XPO undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.